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                                                                     Exhibit (n)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in this Pre-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Tax-Managed Diversified Equity Income Fund (the "Fund") on form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-129692) and under the Investment Company Act of 1940, as amended (Registration No. 811-21832) under the heading "Independent Registered Public Account Firm" in the Prospectus and Statement of Additional Information.


/s/ Deloitte & Touche LLP
-------------------------
Boston, Massachusetts
October 20, 2006